UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report:

December 15, 2015

ZYNEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
State of Incorporation	Commission File Number	IRS Employer Identification No.

9990 Park Meadows Drive

Lone Tree, CO 80124

Address of principal executive offices

303-703-4906

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosures

Zynex, Inc (“Company”) signed Amendment No 4 to the Forbearance Agreement with TBK Bank, SSB (aka Triumph Healthcare Finance) on December 15 2015, by which the Bank agreed to continue to forbear declaring default and accelerating payment of the loan.

The Company has an asset-backed revolving credit facility under a Loan and Security Agreement as amended, (the “Triumph Agreement”) with Triumph Healthcare Finance, a division of Triumph Community Bank (the “Lender”). The Triumph Agreement contains certain customary restrictive and financial covenants for asset-backed credit facilities. As of September 30, 2015 and subsequently, the Company was not in compliance with the financial covenants under the Triumph Agreement. On July 14, 2014, the Company received notice from the Lender of an event of default under the Triumph Agreement. The notice relates to the Company’s default under the minimum debt service coverage ratio requirement for the quarter ended March 31, 2014 and certain other alleged defaults. The Lender notified the Company that it was exercising its default remedies under the Triumph Agreement, including, among others, accelerating the repayment of all outstanding obligations under the Triumph Agreement (outstanding principal and accrued interest) and collecting the Company’s bank deposits to apply towards the outstanding obligations.

As of September 30, 2015, $4,322,000 ($4,442,000 as of December 31, 2014) was outstanding under the Triumph Agreement and zero was available for borrowing based on the default status. The Triumph Agreement matured on December 19, 2014.

The Lender has agreed to continue to forbear from the exercise of its rights and remedies under the terms of the Credit Agreement through March 31, 2016, pursuant to the terms of a Forbearance Agreement, as amended, dated effective December 15, 2015. During the Forbearance Period, the Company has agreed to reduce the principal amount of the Line by no less than $85,000 per month. The Lender has made no commitment to continue its forbearance beyond March 31, 2016. Furthermore, the Company may make no payments to vendors or other creditors with proceeds of any advances that the Lender may authorize unless the proposed use of proceeds has been communicated to and approved by the Lender in advance.

The Company is currently facing liquidity challenges due to lower revenues and limited availability of borrowings under its existing revolving credit facility. The lender has continued to make advances to the Company based on cash collections and the Company has been able to utilize its key bank accounts. The Company is exploring ways to improve its liquidity and is actively seeking a new lender or investor to replace the existing lender.

The Company was not in compliance with the financial covenants under the Triumph Agreement, as of September 30, 2015 or subsequently, and no assurance can be given that the Lender will continue to make such additional loans or that the parties will agree on a repayment plan acceptable to the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.4	Amendment No. 4 to Forbearance Agreement December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st day of December, 2015.

Zynex, Inc.

By:	/s/ Thomas Sandgaard
Thomas Sandgaard, President, Chief Executive Officer, Treasurer and Principal Financial Officer

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